Exhibit 99.1

Pericom Semiconductor Announces Appointment of Interim CFO

          SAN JOSE, Calif., Feb. 1 /PRNewswire-FirstCall/ -- Pericom Semiconductor Corporation (NASDAQ: PSEM) today announced that Alex C. Hui, President and Chief Executive Officer will assume the additional duties of acting Chief Financial Officer until on or around March 1, 2006 when Angela Chen the Company’s newly appointed Chief Financial Officer is to assume the duties of acting Chief Financial Officer.

          Pericom Semiconductor Corporation offers customers worldwide the industry’s most complete silicon and quartz based solutions for the Computing, Communications, and Consumer market segments. Our broad portfolio of leading- edge analog, digital, and mixed-signal integrated circuits and SaRonix frequency control products are essential in the timing, transferring, routing, and translating of high-speed signals as required by today’s ever-increasing speed and bandwidth demanding applications. Company headquarters are in San Jose, California, with design centers and sales offices located globally. http://www.pericom.com

          This press release contains forward-looking statements as defined under The Securities Litigation Reform Act of 1995.  Forward-looking statements in this release include statements that Mr. Craighead will remain with the Company through January 31, 2006, that a replacement will be announced soon, and that there will be a smooth transition. All forward-looking statements included in this document are made as of the date hereof, based on information available to the company as of the date hereof, and Pericom assumes no obligation to update any forward-looking statements.  Parties receiving this release are encouraged to review our annual report on Form 10-K/A for the year ended July 2, 2005 and, in particular, the risk factors sections of that filing.

SOURCE  Pericom Semiconductor Corporation
          -0-                                                  02/01/2006
          /CONTACT:  Alex Hui, President and Chief Executive Officer of Pericom Semiconductor Corporation, +1-408-435-0800, or fax, +1-408-435-1100/
          /Web site:  http://www.pericom.com /
          (PSEM)